Exhibit 10.31

4 Park Plaza, Suite 300	TEL: 949.263.3880	info@celticleasing.com
Irvine, CA 92614	FAX: 949.263.1331	www.celticleasing.com

January 19, 2018

Mr. Kamal Adawi

CFO

Exagen Diagnostics, Inc.,

1261 Liberty Way,

Vista, CA 92081

RE:	Lease Schedule(s) No. 3861A01 to

Celtic Master Lease No. CML-3861A

Dear Mr. Kamal:

This letter shall serve as formal notification that the above referenced transaction has been approved as set forth herein and in the paperwork enclosed as follows:

1)	Master Lease No. CML-3861A;

2)	Corporate Certificate (of Lessee);

3)	Lease Schedule No. 3861A01;

4)	Letter Agreement acknowledging a five percent restock Fee;

5)	Misdirected Invoice/Assignment of Invoice/Bill of Sale document;

6)	Intercreditor Agreement/Subordination form (to be executed by creditor prior to funding)

7)	Notarization of Signature;

8)	Insurance Authorization form; and

9)	Auto Debit Authorization Form.

In addition to having the above listed items duly completed and returned, please also note the following:

A)

It is Celtic’s understanding that all of the Equipment has been delivered to and is usable by Lessee. In consideration of Celtic approving and subsequently funding this Transaction, Lessee and Celtic mutually agree that the Final Commencement Date shall be the Date of Funding (the date that Celtic and/or its Assignee reimburses Lessee for equipment) and billing from this date, pursuant to Section 4. RENT of the Lease, is appropriate.

B)	Please be advised that prior to final funding, a physical inspection of the equipment will be conducted

C)	If applicable, provide us with proper sales/use tax exemption documentation—otherwise, a lump sum sales tax charge will need to be paid upfront and/or added to the lease stream, as applicable.

This approval and related funding(s) may, at Lessor’s sole discretion, be subject to: no adverse material changes in the financial condition of Lessee or Guarantor(s), if any; approval of the

L:\APLTRNUL	THE PERSONAL SIDE OF BUSINESS

Exagen Diagnostics, Inc.

January 19, 2018

subject equipment and related vendors; a UCC Search and obtainment of any UCC Releases or Subordinations required as a result thereof; obtainment of acceptable Certificates of Insurance; final legal review and approval of the subject documentation; and rent adjustment to reflect any increase in 4 year interest rate swaps from a base rate of 2.17% through the day of final funding by Lessor or our assignee. Please note that the approval as set forth herein and in the enclosed paperwork is the entire agreement between the parties with respect to the subject equipment and shall supersede any and all prior proposals, letters of intent, negotiations and/or other communications. It is our understanding that all items of equipment have already been delivered to and accepted by Lessee, and that funding is therefore expected to be imminent. Should the funding of the Transaction be delayed, an update of this approval may be required

Thank you for your business and please don’t hesitate to call the undersigned or your account representative, Hunter Bestard, if you have any questions or comments.

CELTIC LEASING CORP.
/s/ Valerie Caron
Sincerely,
CELTIC LEASING CORP.

READ, ACKNOWLEDGED, AND AGREED: Exagen Diagnostics, Inc.
Valerie Caron Funding Administrator	By:	/s/ Kamal Adawi
	Name:	Kamal Adawi
	Title:	CFO

MASTER LEASE	Number CML- 3861A
CELTIC LEASING CORP.—Lessor
4 Park Plaza, Suite 300 • Irvine. CA 92614
866.323.5842 • 949.263.3880 • Fax: 949.263.1331

Lessee: Exagen Diagnostics, Inc.

Address: 1261 Liberty Way, Vista, CA 92081

This is a MASTER LEASE AGREEMENT (herein called “Lease”). Lessor hereby agrees to lease to Lessee, and Lessee hereby agrees to lease from Lessor, the items of tangible and/or intangible property (collectively called “Equipment” and individually called “Item”) described on any Lease Schedule(s) (“Schedule”) now or in the future annexed hereto and made a part hereof, subject to the terms and conditions set forth herein. Each Schedule annexed hereto incorporates the terms of this Lease and is independent and enforceable as a separate transaction.

1. QUIET ENJOYMENT: So long as Lessee is not in default hereunder. Lessor shall not disturb Lessee’s quiet enjoyment of the Equipment, subject to the terms and conditions of this Lease.

2. NO WARRANTIES AND UNIFORM COMMERCIAL CODE ACKNOWLEDGMENT: Lessee acknowledges that Lessor is not the manufacturer, vendor, developer, distributor, publisher or licensor (for purposes of this Lease, all of which arc called “Manufacturer”, both collectively and individually) of the Equipment. Lessee further acknowledges and agrees that LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, FITNESS FOR ANY PURPOSE, CONDITION, DESIGN, CAPACITY, SUITABILITY OR PERFORMANCE OF ANY OF THE EQUIPMENT, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT THERETO, IT BEING AGREED THAT THE EQUIPMENT IS LEASED “AS IS”. LESSEE FURTHER REPRESENTS THAT ALL ITEMS OF EQUIPMENT ARE OF A SIZE, DESIGN AND CAPACITY SELECTED BY IT, AND THAT IT IS SATISFIED THE SAME IS SUITABLE FOR LESSEE’S PURPOSES. Lessor assigns to Lessee any and all Manufacturer warranties, to the extent assignable, for the term of the Lease. Lessor shall have no liability to Lessee or anyone claiming through Lessee for the breach of any such warranty or for any claim, loss, damage or expense of any kind or nature resulting, directly or indirectly, from the delivery, installation, use, operation, performance, or lack or inadequacy thereof, of any Items of Equipment. This Lease is a “Finance Lease” as defined in, and for the purpose only of Division 10 of the California Commercial Code and not necessarily for any accounting purpose or otherwise. Lessee acknowledges that Lessor has informed or advised Lessee, either previously or by this Lease, of the following: (i) the identity of the “Supplier”, (ii) that Lessee may have rights under the “Supply Contract”, and (iii) that Lessee may contact the Supplier for a description of any such rights. (The terms “Finance Lease”, “Supplier” and “Supply Contract” as used herein have the meanings ascribed to them under Division 10 of the California Commercial Code.)

3. TERM: The “Commencement Date” for each Item shall be the day that the Item has been delivered to and is usable by Lessee as evidenced by an Acceptance Certificate duly executed by Lessee or. in the absence thereof, the Manufacturer’s delivery certification. The “Base Term” as indicated on any Schedule shall be the period beginning on the first day of the calendar quarter (January 1, April 1, July 1 or October 1) following the final Commencement Date (“Final Commencement Date”) of the Schedule or. if the Final Commencement Date falls on the first day of a calendar quarter, then that day. and continuing for the number of months specified on the Schedule. This Lease with respect to any Schedule may be terminated as of the last day of the Base Term by either party giving the other party at least six months but not more than twelve months prior written notice of such termination. Otherwise, the “Term” (as defined below) with respect to any Schedule shall automatically be extended in successive one year intervals [“Extension Term(s)”] at the rental amount in effect as of the last billing cycle of the Base Term. Any such Schedule may be terminated as of the last day of any Extension Term by either party giving the other party at least six months, but not more than twelve months, prior written notice of such termination. Any termination notice given by Lessee shall stipulate whether Lessee chooses to purchase the Equipment or renew the Lease as provided in Section 6. Fair Market Value Purchase Option / Renewal Option. or return the Equipment as provided in Section 7. Return of Equipment. The “Term” of each individual Schedule is hereby defined as the period beginning on the first Commencement Date that occurs with respect to all Items subject to the Schedule and continuing through the Base Term and all Extension Terms, if any. Each Schedule now or in the future annexed hereto shall be deemed to incorporate therein these specific terms and conditions and shall have an independent Term.

4. RENT: The monthly rent as shown on each Schedule shall be due and payable by Lessee in the amount of the monthly rent multiplied by the number of months in the billing cycle indicated on the respective Schedule (one month in a monthly billing cycle, three in a quarterly cycle, six in a biannual cycle, etc.) on the first day of the Base Term and on the first day of each billing cycle thereafter, for the remainder of the Term. For Items having a Commencement Date prior to the first day of the Base Term, rent shall be due on a pro rata basis only in the amount of one-thirtieth of the Item’s proportional monthly rent for each day from the Item’s Commencement Date until, but not including, the first day of the Base Term and shall be payable by Lessee five days after receipt of invoice from Lessor. If any rental or other amounts payable hereunder are not paid within five days of their due date then Lessee shall pay to Lessor upon demand “Delinquency Charges” which shall equal interest compounded monthly at the rate of eighteen percent per annum (or the highest rate allowable by law whichever is less) on the delinquent balance from the date due until the date paid plus a monthly administrative fee of five percent of the cumulative delinquent balance to offset Lessor’s collection and accounting costs. Any deposit paid by Lessee to Lessor shall be refundable if the Schedule is not accepted by Lessor. THIS IS A NET LEASE AND LESSEE’S OBLIGATION TO PAY ALL RENTAL CHARGES AND OTHER AMOUNTS DUE HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL UNDER ALL CIRCUMSTANCES AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, DEFENSE, COUNTERCLAIM, SETOFF, RECOUPMENT OR REDUCTION FOR ANY REASON WHATSOEVER EXCEPT AS OTHERWISE PROVIDED HEREIN, IT BEING THE EXPRESS INTENT OF LESSOR AND LESSEE THAT ALL RENTAL AND OTHER AMOUNTS PAYABLE BY LESSEE HEREUNDER SHALL BE AND CONTINUE TO BE PAYABLE IN ALL EVENTS. LESSEE HEREBY WAIVES ALL RIGHTS IT MAY HAVE TO REJECT OR CANCEL THIS LEASE, TO REVOKE ACCEPTANCE OF ANY OF THE EQUIPMENT, AND OR TO GRANT A SECURITY INTEREST IN ANY OF THE EQUIPMENT FOR ANY REASON EXCEPT AS REQUIRED HEREIN.

5. USE, MAINTENANCE AND LOCATION: Lessee at its own expense shall properly use the Equipment, keep the Equipment in good working order, repair and condition, comply with all Manufacturer’s instructions as to use and operation, and comply with all applicable laws, rules, regulations or orders of any governmental agency with respect to the use, operation, maintenance, care, storage, or location of the Equipment. During the Term, Lessee shall keep in force the best standard maintenance agreement with the Manufacturer, or such other qualified party including qualified self-maintenance by Lessee, as is reasonably acceptable to Lessor, that will ensure: the Equipment is maintained to all current engineering specifications; all repairs, adjustments and replacements are properly made; and all upgrades, enhancements and changes that are available from time to time from the Manufacturer are made to the Equipment. Lessee shall not relocate the Equipment

CELTIC LEASING CORP. (CMLR 3/03)	Initials: KA

without Lessor’s prior written consent. Lessee shall pay all costs associated with the delivery, installation, use, relocation, and Lessor’s inspection of the Equipment. If Lessor requests, Lessee shall affix in a prominent place labels or tags to the Equipment stating that the Equipment is owned by Lessor. Lessee shall permit Lessor to inspect the Equipment from time to time as reasonably determined by Lessor.

6. FAIR MARKET VALUE PURCHASE OPTION / RENEWAL OPTION: Lessee may purchase, or renew this Lease for, all but not less than all of the Equipment subject to any Schedule, provided Lessee is not in default and upon proper written notification to Lessor, as of the expiration of the Term of said Schedule. In the event Lessee notifies Lessor it elects to purchase the Equipment, the purchase price shall be the “Fair Market Value” of the Equipment. For the purpose of this Lease. “Fair Market Value” is defined as the total cost(s) it would take to replace the Equipment on an in-place, installed basis, including all current cost(s) and expense(s) for the purchase, assembly, installation, delivery, freight, consulting, training, site preparation and any other services that would be required to render such Equipment fully installed, ready and acceptable for use by an end user as of the termination of the Term. If Lessor and Lessee can not agree on a purchase price then the purchase price shall be determined by the average of two Senior Appraisers accredited by the American Society of Appraisers, one chosen by Lessor and one by Lessee, both using the definition of Fair Market Value hereunder in determining their purchase price, the cost of which shall be borne by Lessee. In the event Lessee notifies Lessor it elects to renew, the renewal shall be based upon the Fair Market Value of the Equipment, the then prevailing market conditions. Lessee’s credit worthiness and such other terms and conditions to be mutually agreed upon by Lessee and Lessor. If Lessee has properly elected to purchase or renew any given Schedule, but neither a Fair Market Value purchase price nor the terms and conditions of a renewal have been determined at least thirty days prior to the expiration of the Term, then the Term of the Schedule shall continue on a month to month basis at the rental that was in effect at the end of the Base Term, until such time that either a Fair Market Value purchase price or the terms and conditions of a renewal have been determined.

7. RETURN OF EQUIPMENT: If the Equipment is to be returned upon termination of the Term with respect to any Schedule or if for any other reason. Lessee shall immediately discontinue all use of the Equipment and at its own cost, de-install, pack and ship the Equipment to a location(s) within the United States, all in accordance with instructions provided by Lessor. In the case of Equipment which is software. Lessee will also certify in a written form acceptable to Lessor that: (i) all tangible software has been delivered to Lessor; (ii) all tangible records and intangible software have been destroyed; (iii) Lessee has not retained the software in any form; (iv) Lessee will not use the software after termination; and (v) Lessee has not received from Manufacturer anything of value relating to or in exchange for Lessee’s use, rental, or possession of the software during the duration of the Lease (including a trade-in, substitution or upgrade allowance). Upon return of the Equipment. Lessee shall take all actions necessary to ensure that the Equipment will be eligible for the best standard Manufacturer Maintenance Contract and shall pay all fees, charges and expenses for maintenance certification or recertification by the Manufacturer and for all costs for repair or replacement of damaged Equipment. Until Lessee has complied with all of the requirements of this Section, rent payment obligations will continue on a month to month basis at the monthly rent delineated on the Schedule. Lessee shall allow Lessor to inspect, at Lessee’s cost, all of Lessee’s locations to ensure compliance hereunder.

8. TITLE; PERSONAL PROPERTY: Except as otherwise provided in this Lease or any Schedule, title to the Equipment shall remain in Lessor. Lessee shall at all times keep the Equipment free and clear of all liens, claims, levies, and legal processes, and shall at its expense protect and defend Lessor’s title and/or license rights in the Equipment. In the event any of the Equipment is software governed by a software license. Lessee shall keep said license current for the entire Term and to the extent the license allows title to the software to pass to licensee, such title shall vest and remain in Lessor. Lessee acknowledges that the license to use the software is being provided by the Manufacturer solely because of payments made by Lessor and in consideration therefor Lessor has obtained Lessee’s interest in the License. Lessee forgoes any future claim to the software, including any right to purchase and/or use the software beyond the Term, except as otherwise provided in this Lease. Lessee hereby agrees and does hereby appoint Lessor or its assigns its true and lawful attorney-in-fact to prepare UCC’s or other instruments necessary, and authorizes Lessor to cause this Lease or other instruments in Lessor’s determination, to be filed or recorded at Lessee’s expense in order to protect Lessor’s interest in the Equipment, and grants Lessor the right to execute and deliver such instruments for and on behalf of Lessee. If requested by Lessor, then Lessee agrees to execute and deliver any such instruments and agrees to pay or reimburse Lessor for any searches, filings, recordings, inspections, fees, taxes or any other costs incurred as necessary to protect Lessor’s interest in the Equipment. Lessee also authorizes Lessor to insert on any Schedule and on related supplemental lease documentation information commonly determined after execution by Lessee such as: serial numbers and other Equipment identification data, Equipment locations. Commencement Dates, and Final Commencement Date. Lessee shall take all steps necessary to ensure that the Equipment is and remains personal properly.

9. ALTERATIONS: Lessee shall make no alterations, modifications, attachments, improvements, enhancements, revisions or additions to any of the Equipment (collectively called “Alterations”), without Lessor’s prior written consent. All Alterations that are made shall become part of the Equipment and shall be the property of Lessor. Equipment which is software shall include all updates, revisions, upgrades, new versions, enhancements, modifications, derivative works, maintenance fixes, translations, adaptations, and copies of the foregoing or of the original version of the software whether obtained from the Manufacturer or from any source whatsoever, and references in this Lease to software will be interpreted as references to any and all of the foregoing.

10. TAXES: Lessee shall pay all fees, assessments and taxes (except for income taxes based solely on Lessor’s net income assessed by the U.S. Internal Revenue Service and/or any member State of the United States of America), including but not limited to, sales, use, property, excise, intangibles, single business, stamp, documentary and any other costs imposed by any authority, with respect to the use, delivery, rental/lease, possession, purchase, ownership or sale of the Equipment and shall at its own cost and expense keep the Equipment free and clear of all levies, liens or encumbrances arising therefrom. Lessee shall file all required personal property tax returns relating to the Equipment. In the event Lessor files appropriate properly tax returns or other reports. Lessee shall upon demand immediately reimburse Lessor for all amounts paid by Lessor, plus processing costs.

11. LOSS OR DAMAGE: Lessee shall bear the entire risk of loss, damage, theft, destruction, confiscation, requisition, inoperability, erasure, or incapacity, for or from any cause whatsoever, of any or all Items during the period the Equipment is in transit to or from, or in the possession of, Lessee (“Event of Loss”) and shall hold Lessor harmless against same. Immediately upon its discovery, Lessee shall fully inform Lessor of an Event of Loss. Except as provided herein, no Event of Loss shall relieve Lessee of any obligation hereunder, and all Schedules shall remain in full force and effect without any abatement or interruption of rent. In an Event of Loss, Lessee at its option provided no event of default has occurred hereunder, shall: (a) continue to timely make all rental payments and pay all other amounts due under the Lease and within a commercially expedient time frame, place the Equipment in good working order, repair and condition, or replace the affected Equipment with identical equipment with documentation creating clear title thereto in Lessor; or (b) terminate the Lease with respect to the affected Schedule by paying to Lessor within thirty days the “Casualty Value” which is defined as the sum of: (i) the present value of the unpaid balance of the aggregate rent reserved under the related Schedule calculated using a discount rate of two percent per annum, plus (ii) all accrued but unpaid rentals, taxes. Delinquency Charges, penalties, interest and all or any other sums then due and owing under the related Schedule, plus (iii) the amount of any applicable end of Term purchase option or other end of Term payment or, in the absence thereof, the Fair Market Value of the Equipment plus (iv) an amount reasonably determined by Lessor to make Lessor whole on an after tax basis for any loss, recapture, or unavailability of any tax credit and/or deduction.

Initials: KA	CELTIC LEASING CORP.(CMLR 3/03)

12. INSURANCE: Lessee, at its expense, shall provide and maintain in full force and effect at all times that this Lease is in force such casualty, property damage, comprehensive public liability and other insurance in such form and amounts as is and with such companies as shall be satisfactory to Lessor. All such insurance shall provide that it may not be canceled or materially altered without at least thirty days prior written notice to Lessor, shall name Lessor as additional insured and loss payee, and shall not be rescinded, impaired or invalidated by any act or neglect of Lessee.

13. INDEMNITY: Lessee shall indemnify, defend, protect, save and hold harmless Lessor, its employees, officers, directors, agents, assigns and successors from and against any and all claims, actions, costs, expenses (including reasonable attorneys’ fees), damages (including any interruption of service, loss of business or other consequential damages), liabilities, penalties, losses, obligations, injuries, demands and liens (including any of the foregoing arising or imposed under the doctrines of “strict liability” or “product liability”) of any kind or nature arising out of. connected with, relating to or resulting from the manufacture, purchase, sale, lease, ownership, installation, location, maintenance, operation, condition (including latent and other defects, whether or not discoverable), selection, delivery, return, or any accident in connection therewith, of any Item or Items of Equipment, or by operation of law (including any claim for patent, trademark or copyright infringement), regardless of where, how or by whom operated the provisions of this paragraph shall survive termination or expiration of this Lease.

14. AUTHORITY OF LESSEE TO ENTER LEASE: With respect to this Lease and each Schedule now or in the future annexed hereto. Lessee hereby represents, warrants and covenants that: (i) the execution, delivery and performance thereof have been duly authorized by Lessee; (ii) the individuals executing such have been duly authorized to do so: (iii) the execution and or performance thereof will not result in any default under, or breach of. any judgment, order, law or regulation applicable to Lessee, or of any provision of Lessee’s articles of incorporation, bylaws, or any agreement to which Lessee is a party: and (iv) all financial statements and other information submitted by Lessee herewith or at any other time is true and correct without any misleading omissions.

15. ASSIGNMENT: Lessee hereby agrees and acknowledges that Lessor may without notice to Lessee, assign all or any part of Lessor’s rights, title and interest in and to this Lease, any Schedule, the Equipment, and any of the rentals or other sums payable hereunder, to any assignee (“Assignee”) provided any such assignment shall be made subject to the rights of Lessee herein. Lessee hereby acknowledges that any such assignment does not change the duties of. nor the burden of risk imposed on the Lessee and that Lessee shall not look to Assignee to perform any of Lessor’s obligations hereunder and shall not assert against Assignee any defense, counterclaim or setoff it may have against Lessor. Lessee agrees that after receipt of written notice from Lessor of any such assignment Lessee shall pay. if directed by Lessor, any assigned rental and other sums payable hereunder directly to Assignee and will execute and deliver to Assignee such documents as Assignee may reasonably request in order to confirm the interest of Assignee in this Lease. WITHOUT LESSOR’S PRIOR WRITTEN CONSENT, LESSEE SHALL NOT ASSIGN, TRANSFER, ENCUMBER, SUBLET OR SELL THIS LEASE. ANY SCHEDULE, ANY OF THE EQUIPMENT, OR ANY OF ITS INTEREST THEREIN, IN ANY FORM OR MANNER.

16. FURTHER ASSURANCES: Upon Lessor’s request. Lessee, promptly and at its expense, shall execute and or deliver such documents, instruments and/or assurances, and shall take such further action, as Lessor deems prudent in order to establish and/or protect the rights, interests and remedies of Lessor, and for the confirmation, assignment and or perfection of this Lease and any Schedule hereto, and for the assurance of performance of Lessee’s obligations hereunder, such as (but not limited to): a secretary’s certificate certifying the authority of the person(s) signing, and/or the resolutions authorizing, this Lease and/or any Schedule: delivery and or acceptance certificates, insurance certificates: an opinion of Lessee’s counsel; financial statements and other credit information as reasonably requested by Lessor; intercreditor agreements; subordinations; and a landlord/mortgagee waiver of rights and interests in the Equipment. If Lessee fails to complete when due any such requested item. Lessor, at its sole discretion and notwithstanding the provisions of Section 3. Term herein, may elect to delay the Final Commencement Date of the affected Schedule until any or all such requested items are completed. Until duly executed by an authorized officer of Lessor. Lessee agrees that this Lease and any Schedule executed by Lessee shall constitute an offer by Lessee to enter into the Lease with Lessor.

17. DEFAULT: The occurrence of any of the following shall constitute an event of default hereunder (“Event of Default”): (a) Lessee fails to pay when due any installment of rent or any other amount due hereunder and such failure continues for a period of ten days after receipt of written notice thereof; (b) any financial or other information or any other representation or warranty given to Lessor herein or in connection herewith (including information provided by or on behalf of any Guarantor), proves to be false or misleading: (c) Lessee assigns, transfers, encumbers, sublets or sells this Lease, any Schedule, any of the Equipment, or any of its interest therein, in any form or manner, without Lessor’s prior written consent: (d) Lessee fails to observe or perform any other covenant, condition or obligation to be observed or performed by it under this Lease and such failure continues for a period of fifteen days after receipt of written notice thereof: (e) any transaction or series of transactions that results in an ownership change of fifty percent or more of the equity interests of Lessee or any Guarantor of this Lease; (f) Lessee or any Guarantor of this Lease consolidates with or merges into, or sells or leases fifty percent or more of its assets to any individual, corporation, or other entity; (g) Lessee, or any Guarantor of this Lease, ceases doing business as a going concern, dies, makes an assignment for the benefit of creditors, admits in writing its insolvency, files a voluntary petition in bankruptcy, is adjudicated bankrupt or insolvent, files a petition seeking for itself any reorganization, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation, or files an answer admitting the material allegations of a petition filed against it in any such proceedings, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of it or of any substantial part of its assets, or if its shareholders take any action looking to its dissolution or liquidation: or (h) within sixty days after the commencement of any proceeding against Lessee or any Guarantor of this Lease, seeking reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within sixty days after the appointment without Lessee’s consent or acquiescence of any trustee, receiver or liquidator of it or of any substantial part of its assets, such appointment shall not be vacated.

18. REMEDIES: If an Event of Default shall occur. Lessor may, in addition to all available remedies it may have at law or in equity, do any or all of the following: (a) proceed, by appropriate court action, to enforce performance by Lessee of the applicable covenants of this Lease and to recover damages for the breach thereof: (b) by written notice to Lessee, terminate this Lease and/or all or any Schedules hereto and Lessees rights hereunder and/or thereunder; (c) personally or by its agents enter the premises where any of the Equipment is located and take immediate possession of the Equipment without court order or other process of law and free from all claims by Lessee: (d) nullify any end of Term purchase or renewal option; and or (e) recover all unpaid amounts then due and owing including applicable late charges, plus, as liquidated damages for loss of a bargain and not as a penalty, accelerate and declare to be immediately due and payable the unpaid balance of the aggregate rent and other sums reserved hereunder plus the Fair Market Value of the Equipment, without any presentment, demand, protest or further notice (all of which are expressly waived by Lessee). In the event Lessor repossesses any of the Equipment. Lessor may sell, lease or otherwise dispose of said Equipment in such manner, at such times, and upon such terms as Lessor may reasonably determine. If Lessor does repossess and sell the Equipment, the proceeds thereof shall be applied to: (i) all costs and expenses (including attorney’s fees) of such disposition; (ii) the unpaid accrued rentals, taxes, fees, delinquency charges, interest and all or any other sums due and owing; (iii) the unpaid accelerated rentals; and (iv) the Fair Market Value of the Equipment. Any excess proceeds shall be remitted to Lessee. If Lessor re-leases the Equipment, the re-lease rentals received for the period through the end of the

CELTIC LEASING CORP. (CMLR 3/03)	Initials: KA

original Base Term of the Lease shall be first applied as described in (i), (ii), (iii), and (iv), above, with any excess to be remitted to the Lessee. The exercise of any of the foregoing remedies by Lessor shall not constitute a termination of the Lease or of any Schedule unless Lessor so notifies Lessee in writing. All remedies of Lessor shall be deemed cumulative and may be exercised concurrently or separately. The waiver by Lessor of any breach of any obligation of Lessee shall not be deemed a waiver of a breach of any other obligation or of any future breach of the same obligation. The subsequent acceptance of rental payments hereunder by Lessor shall not be deemed a waiver of any prior or existing breach by Lessee regardless of Lessor’s knowledge of such breach. If any Schedule is deemed at any lime to be a lease intended as security. Lessee grants Lessor a security interest in the Equipment to secure its obligations under this Lease and all other indebtedness at any time owing by Lessee to Lessor. Lessee agrees that upon the occurrence of an Event of Default, in addition to all of the other rights and remedies available to Lessor hereunder. Lessor shall have all of the rights and remedies of a secured party under the Uniform Commercial Code.

19. PERFORMANCE OF LESSEE’S OBLIGATIONS BY LESSOR: If Lessee fails to perform any of its obligations hereunder. Lessor shall have the right, but shall not be obligated, to perform the same for the account of Lessee without thereby waiving Lessee’s default. Any amount paid and any expense, penalty or other liability incurred by Lessor in such performance shall become due and payable by Lessee to Lessor upon demand.

20. PURCHASE AGREEMENTS: In the event any of the Equipment is subject to any acquisition or purchase agreement (“Acquisition Agreement”) between Lessee and the Manufacturer, then Lessee, as part of this Lease when approved by Lessor, transfers and assigns to Lessor any and all of Lessee’s rights, title and interest (excepting that which is inherent to or granted by this Lease), but none of its obligations (except Lessee’s obligation to pay for the Equipment, which Lessor shall do after Lessee’s acceptance of the Equipment, provided all documentation required by Lessor has been completed and that Lessor’s approval remains valid), in and to the Acquisition Agreement(s) and the subject Equipment IN THE EVENT LESSEE ISSUES A PURCHASE ORDER TO LESSOR WITH RESPECT TO THIS LEASE, ANY SCHEDULE, OR ANY OF THE EQUIPMENT. IT IS AGREED THAT ANY SUCH PURCHASE ORDER IS FOR LESSEE’S INTERNAL PURPOSES ONLY AND THAT NONE OF ITS TERMS AND CONDITIONS SHALL MODIFY THIS LEASE OR ANY RELATED DOCUMENTATION. OR AFFECT EITHER PARTIES’ RESPONSIBILITIES AS SET FORTH IN THIS LEASE.

21. NOTICES: All notices hereunder shall be in writing and shall be given by personal delivery or sent by certified mail, return receipt requested, or reputable overnight courier service, postage expense prepaid, to the address of the other party as set forth herein or to any later address last known to the sender. All notices to Lessor shall be addressed to the attention of Vice President, Contracts, and must be executed by an authorized officer of Lessee to be effective. Notice shall be effective upon signed receipt or other evidence of delivery.

22. APPLICABLE LAW/ARBITRATION: The parties agree that any action brought to enforce any of the terms, or to recover for any breach, whether based in tort, contract or otherwise, relating to or arising out of this Lease (collectively, “Lease Disputes”) will be submitted to the Orange County, California, office of JAMS/Endispute LLC (“JAMS”), for a trial of all issues of law and fact conducted by a retired judge or justice from the panel of JAMS, appointed pursuant to a general reference under California Code of Civil Procedure, Section 638(1) (or any amendment, addition or successor section thereto) unless Lessor or its Assignee selects an alternative forum. If the parties are unable to agree on a member of the JAMS panel, then one shall be appointed by the presiding Judge of the California Superior Court for the County of Orange. In the event that JAMS in the County of Orange ceases to exist, then the parties agree that all Lease Disputes will be filed and conducted in the appropriate court having jurisdiction in the County of Orange, unless Lessor or its Assignee selects an alternative forum. Lessee agrees to submit to the personal jurisdiction of the appropriate California Court for all Lease Disputes. Lessee waives its rights to a jury trial in any action arising out of or relating to this Lease. The prevailing party in any Lease Disputes is entitled to recover from the other party reasonable attorney’s fees and costs, including all JAMS related costs and costs of collection (including judgment enforcement and collection costs). This Lease has been entered into and shall be performed in California and, therefore, this Lease shall be construed in accordance with and shall be governed by. the internal substantive laws of the State of California (exclusive of principles of conflict of laws). TIME IS OF THE ESSENCE.

23. GENERAL: Neither this Lease nor any Schedule shall hind Lessor in any manner, and no obligation of Lessor shall arise, until the respective instrument is duly executed by an authorized officer of Lessor. If more than one Lessee is named in this Lease or there is a Guarantor of this Lease, the liability of each shall be joint and several. This Lease and each Schedule shall inure to the benefit of and be binding upon Lessor, Lessee and their respective successors except as expressly provided for herein. All representations, warranties, indemnities and covenants contained herein, or in any document now or at any other time delivered in connection herewith, which by their nature would continue beyond the termination or expiration of this Lease, shall continue in full force and effect and shall survive the termination or expiration of this Lease.

24. ENTIRE AGREEMENT: THIS LEASE, TOGETHER WITH All DULY EXECUTED SCHEDULES, CONSTITUTES THE ENTIRE AGREEMENT BETWEEN LESSEE AND LESSOR WITH RESPECT TO THE EQUIPMENT AND SHALL SUPERSEDE ANY AND ALL PRIOR PROPOSALS, NEGOTIATIONS AND/OR OTHER COMMUNICATIONS. ORAL OR WRITTEN. NO MODIFICATION TO THIS AGREEMENT SHALL BE EFFECTIVE UNLESS MADE IN WRITING AND DULY EXECUTED BY LESSEE AND AN AUTHORIZED OFFICER OF LESSOR. NO ORAL OR WRITTEN GUARANTY, PROMISE. CONDITION. REPRESENTATION OR WARRANTY SHALL BE BINDING UNLESS MADE A PART OF THIS LEASE BY DULY EXECUTED ADDENDUM. UNLESS SPECIFIED OTHERWISE. IN THE EVENT ANY SUCH DULY EXECUTED MODIFICATION IS ATTACHED TO AND MADE A PART OF ANY SPECIFIC SCHEDULE. THE TERMS AND CONDITIONS OF SUCH MODIFICATION SHALL APPLY ONLY TO THAT SPECIFIC SCHEDULE. AND SHALL NOT APPLY TO ANY OTHER SCHEDULE.

PLEASE INITIAL BELOW TO CERTIFY YOUR ACKNOWLEDGMENT AND AGREEMENT THAT NO MODIFICATION TO THIS LEASE SHALL BE EFFECTIVE UNLESS IN WRITING AND SIGNED BY LESSEE AND AN AUTHORIZED OFFICER OF LESSOR.

Lessee Initials: KA		Lessor Initials: ___________

Lessee:	Exagen Diagnostics, Inc.	Lessor:	CELTIC LEASING CORP.
Signature:	/s/ Kamal Adawi	Signature:	/s/ Sarah A. Powers
Name:	Kamal Adawi	Name:	Sarah A. Powers
Title:	CFO	Title:	Vice President
Date Offered:		Date Accepted:

CELTIC LEASING CORP. (CMLR 3/03)

CORPORATE CERTIFICATE

THE UNDERSIGNED DOES HEREBY CERTIFY that: (a) I am an officer of Exagen Diagnostics, Inc., a corporation duly organized and validly existing under the laws of the state of Delaware; and (b) that the persons whose names and signatures appear below are, and have been at all times, duly qualified and authorized to execute, on behalf of this Corporation, any and all documents and instruments in connection with the lease, purchase, sale or other disposition of personal property from or to CELTIC LEASING CORP. including, but not limited to, Master Leases, Lease Schedules, Purchase and Sale Agreements, and other documents relating thereto.

NAME	TITLE	SIGNATURE

Kamal Adawi	CFO	/s/ Kamal Adawi

IN WITNESS WHEREOF, the undersigned officer has executed this Certificate on the date set forth below.

	Signature:	/s/ Mark Hazeltine
(OF CERTIFYING OFFICER)
(AFFIX CORP. SEAL HERE)	Name:	Mark Hazeltine
(PRINT OR TYPE)
	Title:	VP of Finance
(OFFICER TITLE-PREFERABLY SECRETARY OR ASST. SEC.)
	Date:	FEBRUARY 1, 2018

L:\CC000

LEASE SCHEDULE No. 3861A01	ANNEXED TO AND MADE A PART OF MASTER
CELTIC LEASING CORP. — Lessor	LEASE NO. CML- 3861A DATED:
4 PARK PLAZA. SUITE 300. IRVINE. CALIFORNIA 92614 • (949) 263-3880 • FAX: (949) 263-1331

Lessee: Exagen Diagnostics, Inc.

Corporate Address : 1261 Liberty Way, Vista, CA 92081

Contact : Kamal Adawi	Title: CFO	Phone No.

Equipment

Location: Same as above

Contact: Kamal Adawi	Title: CFO	Phone No.

This Schedule is issued pursuant to the Master Lease referenced above between Lessee and Lessor. All of the terms and conditions of the Master Lease are incorporated herein and made a part hereof as if such terms and conditions were set forth in this Schedule. By their execution and delivery of this Schedule, the parties hereby reaffirm all of the terms and conditions of the Master Lease.

Equipment Leased:

ITEM	QTY	SERIAL NO.	DESCRIPTION
VENDOR(S): to be determined

1.-?	various		Items of Equipment expected to include: miscellaneous Tecan EVO 100, and/or other related and/or accessory property. Items 1, and on shall be enumerated and described in further detail, including location and vendor name, at a later date on the related applicable Acceptance Certificate(S).

NOTE: Equipment cost to Lessor not to exceed: $107,000 00

MONTHLY RENT	BASE TERM IN MONTHS	DEPOSIT APPLIED TO LAST BILLING CYCLE	BILLING CYCLE		FINAL COMMENCEMENT DATE
$2,311.00 (PLUS APPLICABLE TAXES)	48	ONE MONTH’S RENT	☐MONTHLY ☐BIANNUALLY	☒QUARTERLY ☐ANNUALLY

By execution hereof, the parties hereby reaffirm their acknowledgment and agreement that no modification to this Lease shall be effective unless in writing and signed by Lessee and an authorized officer of Lessor.

OFFER		ACCEPTANCE

Lessee:	Exagen Diagnostics, Inc.	Lessor:	CELTIC LEASING CORP.
Signature:	/s/ Kamal Adawi	Signature:	/s/ Sarah A. Powers
Name:	Kamal Adawi	Name:	Sarah A. Powers
Title:	CFO	Title:	Vice President
Date:		Date:

LS

1991 CELTIC LEASING CORP (CMLS 2/93)

4 Park Plaza, Suite 300 Irvine, CA 92614	TEL.: 949.263.3880 FAX: 949.263.1331	info@celticleasing.com www.celticleasing.com

January 19, 2018

Exagen Diagnostics, Inc.,

1261 Liberty Way,

Vista, CA 92081

RE:

Lease Schedule No. 3861A01 (the “Schedule”), to Master Lease No. CML-386IA (the “Lease”), by and between Celtic Leasing Corp., as Lessor, and Exagen Diagnostics, Inc. as Lessee, and all duly executed supplemental documentation relating to said Lease and Schedule (collectively, the Lease, the Schedule, and all related supplemental documentation, is herein referred to as the “Transaction”).

Ladies/Gentlemen:

Notwithstanding anything to the contrary contained in the above referenced Transaction, and to the limited extent hereof, this Letter Agreement amends and supersedes said Transaction and is hereby incorporated by reference therein.

Lessee has requested and Lessor has agreed that, in the event Lessee returns the Equipment subject to this Schedule in accordance with the terms of the Master Lease. Lessee shall pay to Lessor a restocking fee equal to 5% percent of the original Equipment cost.

In all other respects, the terms of the Transaction as currently set forth shall remain in full force and effect. Please acknowledge your acceptance of this Letter Agreement by your authorized signature below and return the original to Celtic Leasing Corp.

Sincerely,

CELTIC LEASING CORP.

/s/ Sarah A. Powers	ACKNOWLEDGED AND AGREED: Exagen Diagnostics, Inc.
Sarah A. Powers Vice President	Signature:	/s/ Kamal Adawi

	Name:	Kamal Adawi

	Title:	CFO

SAP/kg	Date:

THE PERSONAL SIDE OF BUSINESS

MISDIRECTED INVOICE/ASSIGNMENT OF INVOICE/BILL OF SALE

relating to

all Lease Schedules now or hereafter attached to and made a part of Master Lease No. CML-3861A,

by and between

CELTIC LEASING CORP., as Lessor,

and

Exagen Diagnostics, Inc., as Lessee (the “Lease”)

This is to acknowledge that for all items of equipment now or hereafter subject to the above-referenced Lease Schedules (the “Equipment”), it has been and is since prior to delivery of said Equipment, the intent of Lessee to lease the Equipment from Lessor. However, certain vendor(s) may inadvertently misdirect invoicing to Lessee for the Equipment, instead of to Lessor. Any such misdirected invoice(s) will be paid by Lessor (unless clearly documented otherwise). Lessee hereby acknowledges that it is not its intention to acquire any rights, title or interest in any of the Equipment (except for those rights and interests granted under the Lease), and, therefore, for valuable consideration, receipt of which is hereby acknowledged, Lessee hereby assigns, sets over, and transfers to Lessor any and all rights, title and interest it may inadvertently acquire to the Equipment as a result of any such misdirected invoice(s). Upon payment of these misdirected invoice(s) by Lessor (and/or its Assignee), Lessee acknowledges that Lessor shall acquire free and clear title to the subject Equipment.

READ, ACKNOWLEDGED AND AGREED TO:

Lessee:	Exagen Diagnostics, Inc.	Lessor:	CELTIC LEASING CORP.
Signature:	/s/ Kamal Adawi	Signature:	/s/ Sarah A. Powers
Name:	Kamal Adawi	Name:	Sarah A. Powers
Title:	CFO	Title:	Vice President
Date:		Date:

L:\MIBROAD00

NOTARIZATION OF SIGNATURES

RE	:	Celtic Master Lease No. CML-3861A

LESSEE	:	Exagen Diagnostics, Inc.

SIGNER(S)	:	Kamal Adawi

In regards to the above referenced transaction, Celtic Leasing Corp. requires that the below requested Lessee signature(s) be authenticated by a notary public. Please also attach photocopies of each signer’s driver’s license. Be sure to provide current address and phone number of each Signer.

NAME OF SIGNER :	Kamal Adawi	SIGNATURE:	/s/ Kamal Adawi
HOME ADDRESS :	1431 PACIFIC HWY UNIT 812	PHONE:
San Diego, CA 92101

STATE OF California
COUNTY OF San Diego SS.
On this 01 day of February, 2018, before me, personally appeared Kamal Adawi personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person(s) acted, executed the instrument

WITNESS my hand and official seal.	(This area for official notarial seal)

/s/ Maribel Franco
Notary Public in and for said County and Slate

NOS

CELTIC LEASING CORP.—Lessor

4 Park Plaza. Suite 300 Irvine, California 92614 (949)263-3880 FAX: (949) 263-1331

INSURANCE AUTHORIZATION

January 18, 2018

Exagen Diagnostics, Inc.—Lessee

1261 Liberty Way

Vista. CA 92081

RE: Leased Property now or in the future subject to Celtic Master Lease No. CML-3861A (the “Agreement”).

Gentlemen:

Please type or print clearly the following information with respect to your insurance coverage and sign below to authorize us to obtain Certificates of Insurance covering the equipment subject to the above referenced Agreement naming Celtic Leasing Corp.—and our assignee, if any—as Co-Loss Payee(s) on the Physical Damage Insurance and Additional Insured(s) on the Liability Coverage:

PROPERTY/CASUALTY:	LIABILITY:

Klein & Costa/Lockton Insurance	Federal Insurance Company/Lockton Insurance
Insurance Company/Agent	Insurance Company/Agent

4275 Executive Square Ste 600	4275 Executive Square Ste 600
Street Address	Street Address

La Jolla, CA 92023	La Jolla, CA 92023
City, State, Zip	City. State, Zip

Julie Werner	Julie Werner
Contact	Contact
Phone Number	Phone Number

Fax Number	Fax Number
Email Address	Email Address

Please call the undersigned at 949-263-3880, x1051, if you have any questions. Thank you for your assistance.

Sincerely,

CELTIC LEASING CORP.
/s/ Britney Brumley	INSURANCE REQUEST CONFIRMED AND AUTHORIZED: Exagen Diagnostics, Inc.
Britney Brumley
Assistant Documentation Administrator	Signature:	/s/ Kamal Adawi
	Name:	Kamal Adawi
	Title:	CFO
/bb	Date:	2-1-2018

L:\IAANYDS